FORM OF FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is effective as of             , 2013 (the “Effective Date”) and executed as of             , 2013, among Lincoln National Life Insurance Company (“LNLIC”) and Lincoln Life & Annuity Company of New York (“LLACNY”) (collectively, “Insurance Company”), Lincoln Variable Insurance Products Trust (“Trust”), an open-end management investment company organized as a Delaware statutory trust, on behalf of its series,                      (the “Lincoln Fund”), [outside fund company trust name] (the “Variable Series Funds”), an open-end management investment company, on behalf of its series,                     (the “        Fund”), [outside fund company’s fund adviser] (“    FUND ADVISER”), and outside fund company’s fund distributor/broker-dealer] (“    FUND DISTRIBUTOR”), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

WITNESSETH:

WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain variable annuity contracts and variable life insurance policies (the “Contracts”); and

WHEREAS, Insurance Company has established one or more separate accounts (the “Accounts”) for the purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the “SEC”) as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Variable Series Funds is divided into various series or portfolios, including the         Fund; and

WHEREAS, Trust is divided into various series or portfolios (the “Portfolios”), including the Lincoln Fund, which is subject to certain investment strategies which include investing a portion of its assets in the         Fund and the rest of its assets in certain financial instruments; and

WHEREAS, the Trust, on behalf of the Lincoln Fund, has received exemptive relief from the SEC to invest in the             Fund in excess of the limitations contained in Section 12 of the 1940 Act (the “Order”); and

WHEREAS, each Account is divided into subaccounts which invest in corresponding Portfolios as the underlying investment for the Contracts; and

WHEREAS, the Variable Series Funds has received a “Mixed and Shared Funding Order” from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the         Fund to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies (the “Mixed and Shared Funding Order”); and

WHEREAS,         FUND ADVISER is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the investment adviser for the         Fund.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, Trust, the Variable Series Funds on behalf of the         Fund,         FUND ADVISER and         FUND DISTRIBUTOR hereby agree as follows:

1. The Variable Series Funds on behalf of the         Fund represents and warrants to Insurance Company and Trust that: (i) a registration statement under the Securities Act of 1933 (the “1933 Act”) and under the 1940 Act of the Variable Series Funds relating to the         Fund has been filed with the SEC in the form previously delivered to Insurance Company and Trust and has been declared effective, and copies of any and all amendments or supplements thereto relating to the         Fund will be forwarded to Insurance Company as soon as reasonably practicable after they are filed with the SEC; (ii) the shares of the         Fund are or will be registered under the 1933 Act prior to their issuance or sale and will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations; (iii) the Variable Series Funds is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing and in good standing under the laws of the State of Maryland; (iv) the Variable Series Funds is and shall remain while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (v) the Variable Series Funds’ registration statement relating to the         Fund and any further amendments or supplements thereto relating to the         Fund will, when they become effective, conform in all material respects to SEC Form N-1A, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the         Fund or the Variable Series Funds by Insurance Company, the Trust or the Lincoln Fund expressly for use therein; and (vi) it has full power and authority to execute, deliver and perform its duties and comply with its obligations under this Agreement.

2. The Variable Series Funds on behalf of the         Fund and         FUND ADVISER each represents and warrants to Insurance Company and Trust that the         Fund is currently qualified and eligible to be treated as a Regulated Investment Company under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and that they will use reasonable best efforts to maintain such qualification and eligibility (under Subchapter M of the Code or any successor or similar provision) and that they will notify Insurance Company and Trust immediately upon having a reasonable basis for believing that the         Fund has ceased to so qualify or to be so eligible or that the         Fund might not so qualify or be eligible in the future.

3. Insurance Company represents and warrants to the Variable Series Funds, the         Fund,         FUND ADVISER and         FUND DISTRIBUTOR that the Contracts are or will be registered under the 1933 Act prior to the issuance or sale of the Contracts or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold

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and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Insurance Company further represents and warrants that it is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing and in good standing (under (i) the laws of the State of Indiana for LNLIC and (ii) the laws of the State of New York for LLACNY), it has established each Account as a separate account under the laws of the state of its organization, the Accounts comply in all material respects with all applicable federal and state laws and regulations, and it has full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement. Insurance Company further represents and warrants that each Account or subaccount thereof, as applicable, has been, or will be, established as a segregated asset account under applicable law and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurance Company further represents and warrants that it will use its reasonable best efforts to continue to meet such definitional requirements, and it will notify the Variable Series Funds and the         Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or might not be met in the future. Insurance Company further represents and warrants that each Account has registered or, prior to the issuance or sale of the Contracts, will register as a unit investment trust in accordance with the1940 Act (unless exempt from registration) to serve as segregated asset accounts for the Contracts and that Insurance Company will maintain such registration for so long as any Contracts are outstanding to the extent required by applicable law. Insurance Company further represents and warrants that the registration statement of the Contracts under the 1933 Act and any further amendments or supplements thereto and the registration statement of each Account or subaccount thereof, as applicable, and any further amendments or supplements thereto will, when they become effective, conform in all material respects to SEC Form N-3, Form N-4, Form N-6 or Form N-1A, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Insurance Company further represents and warrants that it will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. Insurance Company shall register and qualify the Contracts for sale in accordance with the securities laws of a state only if and to the extent required under such state’s securities laws.

4. Trust represents and warrants to the Variable Series Funds, the         Fund and         FUND DISTRIBUTOR that the shares of the Lincoln Fund are or will be registered under the 1933 Act and 1940 Act prior to their issuance or sale and will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Trust further represents and warrants that the Trust’s registration statement relating to the Lincoln Fund and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Trust further represents and warrants that it is, and shall be at all times while this Agreement is in force, lawfully organized, is validly existing and in good standing under the laws of the State of Delaware, it is registered as an open-end management investment

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company under the 1940 Act, and it will maintain such registration at all times while this Agreement is in force. Trust further represents and warrants that it has full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement. Trust shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to the shares of the Lincoln Fund from time to time as required by applicable law. Trust further represents and warrants that it will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. Trust, on behalf of the Lincoln Fund, further represents and warrants that so long as it invests in the         Fund, it will comply with the Order. Trust shall register and qualify the shares of the Lincoln Fund for sale in accordance with the securities laws of a state only if and to the extent required under such state’s securities laws.

5. Insurance Company represents and warrants to the Variable Series Funds and         FUND DISTRIBUTOR that the Contracts are currently and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Variable Series Funds and         FUND DISTRIBUTOR immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Trust on behalf of the Lincoln Fund represents and warrants to the Variable Series Funds,         FUND ADVISER and         FUND DISTRIBUTOR that the Lincoln Fund is currently qualified and eligible to be treated as a Regulated Investment Company under Subchapter M of the Code, and the regulations thereunder, and that they will use reasonable best efforts to maintain such qualification and eligibility (under Subchapter M of the Code or any successor or similar provision) and that they will notify the Variable Series Funds,         FUND ADVISER and         FUND DISTRIBUTOR immediately upon having a reasonable basis for believing that the Lincoln Fund has ceased to so qualify or to be so eligible or that the Lincoln Fund might not so qualify or be eligible in the future.

6. Each party to the Agreement represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, each party to the Agreement represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. Insurance Company and Trust will monitor for suspicious activity in accordance with the requirements of the USA PATRIOT ACT of 2001 (the “Patriot Act”) and any other applicable regulations. Insurance Company and Trust agree to provide the Variable Series Funds with such information as it may reasonably request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Variable Series Funds to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice, Insurance Company and Trust agree to forward a copy to the Variable Series Funds and further agree to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

7. Insurance Company acknowledges and agrees that it is the responsibility of Insurance Company to determine investment restrictions under state insurance law applicable to the

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Lincoln Fund and that the Variable Series Funds and the         Fund shall bear no responsibility to Insurance Company for any such determination or the correctness of such determination. Insurance Company has determined that the investment restrictions set forth in the current         Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Lincoln Fund as a result of the Accounts’ investments therein.

8. The Variable Series Funds on behalf of the         Fund will advise Trust as soon as reasonably practicable of: (a) the issuance by the SEC of any order suspending the effectiveness of the registration statement of the Variable Series Funds relating to the         Fund or initiating any proceeding for that purpose; (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the         Fund of which it becomes aware, if permitted by law to do so, if the Variable Series Trust believes such proceeding, investigation or hearing would have a material adverse effect on the         Fund; or (c) the happening of any material event, if known, which makes untrue any statement of a material fact made in the registration statement of the         Fund or which requires the making of a change therein in order to make any current statement therein not materially misleading.

9. Registration Statement and Reports.

a. Insurance Company and Trust shall provide to the Variable Series Funds or its designee a copy of language that would be used in any prospectus or statement of additional information for the Contracts and/or the Lincoln Fund in which the Variable Series Funds, the         Fund,         FUND ADVISER or             FUND DISTRIBUTOR (collectively, the “Fund Entities”) is named or the word “                    ” is used at least fifteen business days prior the filing of such document with the SEC. Insurance Company and Trust shall provide to the Variable Series Funds or its designee a copy of each piece of sales literature or other promotional material in which any of the Fund Entities is named or the word “                    ” is used, at least fifteen Business Days prior to its use. No such prospectus, statement of additional information or piece of sales or promotional material shall be publicly distributed if the Variable Series Funds or its designee reasonably objects to such public distribution and promptly, but no later than fifteen Business Days after receiving such material, communicates such objection to Insurance Company or Trust. The         Fund or its designee also reserves the right to review any such prospectus, statement of additional information or piece of sales or promotional material at any time upon request made by the         Fund or its designee to the Insurance Company or the Trust. The Fund or its designee may reasonably object to the continued use of any such prospectus, statement of additional information or piece of sales or promotional material. No such prospectus, statement of additional information or piece of sales or promotional material shall be used if the         Fund or its designee so objects.

b. At the reasonable request of the Variable Series Funds, the         Fund or their respective designee, Insurance Company and Trust shall furnish, or shall cause to be furnished, as soon as practical, to the Variable Series Funds or its designee copies of the following reports if such reports are publicly available:

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1)	any registration statement (without exhibits); and

2)	any other reports or information as reasonably requested by the Variable Series Funds, the Fund or their respective designee.

10. The Variable Series Funds will use reasonable efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the         Fund as may reasonably be necessary for investment by the Lincoln Fund under this Agreement.

11. The Variable Series Funds agrees to make Class         shares of the         Fund (and no other share class of the         Fund) available to the Lincoln Fund as provided in this Agreement.

12.         FUND ADVISER and the Variable Series Funds shall report to the Trust any material error in the calculation of the net asset values, dividends or capital gain information of the         Fund when the information becomes public. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the reporting thereof by         FUND ADVISER or the Variable Series Funds, the Variable Series Funds will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a fund or its shareholders for any losses. [DISCUSS IF USING NSCC]

13. Purchase or Redemption of         Fund Shares; Lincoln Fund Orders.

a. The Variable Series Funds shall make available to Lincoln Fund those         Fund Class I shares which the Lincoln Fund orders in accordance with this Agreement as supplemented by the operational procedures mutually agreed to by the parties to this Agreement from time to time and the provisions of the then-current prospectus and statement of additional information of the         Fund.

b. Shares of the         Fund shall be ordered in such quantities and at such times as determined by Trust to be necessary to meet the requirements of the Lincoln Fund.

c.         Fund shares to be made available to the Lincoln Fund shall be sold by the Variable Series Funds and purchased or redeemed by Trust for the Lincoln Fund at the net asset value (without the imposition of a sales load) next computed after receipt by the Insurance Company, as agent for the         Fund (as more particularly described below), of the purchase or redemption order from the Trust.

d. The Variable Series Funds shall calculate the net asset value per share of the         Fund on Business Days (as hereinafter defined) and shall use its best efforts to make such net asset value per share available to Trust by 6:00 p.m. Eastern time.

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e. Notwithstanding any other provision of this Agreement to the contrary, the Variable Series Funds reserves the right to suspend or terminate sales of the         Fund’s shares to the Trust and the Lincoln Fund if the         Fund liquidates, if such action is required by law, or if the Board of Directors of the Variable Series Funds (the “Board”), while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the         Fund and its shareholders or in response to the order of an appropriate regulatory authority. Further, the Variable Series Funds has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring shareholder trading activity.

f. Appointment of Insurance Company as limited agent:

1)	The Fund hereby appoints Insurance Company as agent for the Fund for the limited purpose of receiving purchase and redemption orders from the Trust on behalf of the Lincoln Fund in connection with this Agreement. Receipt by Insurance Company, as limited agent, of any purchase or redemption order from the Trust on any Business Day before the close of regular trading (“Close of Trading”) on the New York Stock Exchange (“NYSE”) (typically 4:00 pm Eastern Time) (the “Trade Date”) shall constitute receipt by the Fund on the same Business Day, provided that Fund receives notice of such redemption or purchase order in a mutually agreeable format by 9 a.m. Eastern Time on the next following Business Day. For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

2)	Insurance Company will record the time and date of receipt of such orders and will, upon reasonable request, provide copies of such orders to the Variable Series Funds on behalf of the Fund or its auditors. The Variable Series Funds, the Fund and their respective agents shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals of Insurance Company provided the instructions are followed.

3)	Trust and Insurance Company represent, warrant and covenant that during the term of this Agreement, any notice of a redemption or purchase order sent to the Fund by Insurance Company on the Business Day next following the Trade Date will not be altered in any way from the redemption or purchase order received by Insurance Company, as the agent of the Fund, from Trust before the Close of Trading on the Trade Date.

4)	Notification of purchase and redemption orders shall be provided by the Insurance Company to the Fund on the Business Day next following the Trade Date in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to Insurance Company and the Variable Series Funds on behalf of the Fund. In the event that Insurance Company and the

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Variable Series Funds on behalf of the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, Insurance Company agrees that it shall be responsible for confirming with the Variable Series Funds that any communication sent by it was in fact received by the Variable Series Funds in proper form and in accordance with the terms of this Agreement. The Variable Series Funds, the Fund and their respective agents shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals of the Insurance Company provided the instructions are followed.

g. Payment for         Fund shares will be made by the Lincoln Fund in federal funds transmitted to the         Fund or its designee by the close of the Federal Reserve Wire Transfer System (the “Fedwire System”) on the Business Day next following the Trade Date. If federal funds are not received by the         Fund or its designee on time, Variable Series Funds shall cancel the trade unless otherwise agreed to by the parties, and the Lincoln Fund or Insurance Company shall reimburse the         Fund for any losses reasonably sustained by the         Fund or its designee in acting in reliance on such purchase order including those incurred in connection with any advances to, or borrowing or overdrafts by, the         Fund or its designee.

h. Payment for shares redeemed by the Lincoln Fund will be made in federal funds transmitted to the Lincoln Fund by the close of the Fedwire System on the Business Day next following the Trade Date. Notwithstanding the foregoing, the         Fund may delay redemption of shares to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder. In the event that the         Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by and notified to the         Fund pursuant to Section 13(f) above and if the delay is not one permitted by this Agreement, the Lincoln Fund or any Insurance Company shall be entitled to reimbursement by the         Fund or its designee for any losses reasonably sustained by the Lincoln Fund or Insurance Company as the result of acting in reliance on such redemption order including those incurred in connection with any advances to, or borrowing or overdrafts by the Lincoln Fund or Insurance Company.

i. With respect to payment of the purchase price by Trust and of the redemption proceeds by the Variable Series Funds, Trust and the Variable Series Funds shall net purchase and redemption orders with respect to the         Fund and shall transmit one net payment for the         Fund in accordance with this Paragraph 13 hereof.

j. Insurance Company and Trust have policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract owners’ trading activity. In addition, Insurance Company and Trust will not engage in such practices (such as market timing, excessive short-term trading and any other activity described in the         Fund’s then-current prospectus and statement of additional information as being inappropriate and impermissible) in connection with orders of         Fund shares for the benefit of the Lincoln Fund and will otherwise comply with the terms of the then-current         Fund

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prospectus and statement of additional information. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract owners or an Account or subaccount.

k. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the         Fund,         FUND DISTRIBUTOR and Trust agree to comply with the terms included in the attached Schedule A as of the Effective Date, and Insurance Company and         FUND DISTRIBUTOR agree to comply with         Agreements, effective as of         , with respect to transactions entered into pursuant to this Agreement as of its Effective Date.

l. Insurance Company will not aggregate orders received from its Contract owners after the Close of Trading with such orders received before the Close of Trading for purchase into or redemption from the Lincoln Fund.

14. Force Majeure and Limitation of Liability.

a. No party shall be liable for a delay in performance or a failure to perform its obligations in whole or in part due to causes reasonably beyond the control of such party, including without limitation, war or act of war, terrorism, insurrection, riot or civil commotion, act of public enemy, flood or other act of God, and any such delay or failure shall not be considered a breach of this Agreement.

b. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15. Transfer of the         Fund’s shares will be by book entry only. No stock certificates will be issued to the Lincoln Fund or Trust. Shares ordered from the         Fund will be recorded by         FUND DISTRIBUTOR or its designee or the Variable Series Funds’ transfer agent as instructed by Trust in an appropriate title for the Lincoln Fund.

16. The Variable Series Funds shall furnish notice promptly to Trust of any dividend or distribution payable on any shares of the         Fund held by the Lincoln Fund. Trust hereby elects to receive all such dividends and distributions as are payable on shares of the         Fund recorded in the title for the Lincoln Fund in additional shares of the         Fund. The Variable Series Funds shall notify Trust of the number of shares so issued. Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

17. The Variable Series Funds shall bear the usual, customary and reasonable costs of registration of its shares, preparation of the         Fund’s prospectuses, statements of additional information, supplements to the prospectuses, supplements to the statements of additional

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information, proxy materials and annual and semi-annual shareholder reports, and taxes on the issue or transfer of the         Fund’s shares subject to this Agreement. The Variable Series Funds, at the         Fund’s expense, will make available to Trust at its request one copy (in PDF form) of the         Fund’s prospectus, statement of additional information and any supplement to the         Fund’s prospectus. Insurance Company shall bear the costs for printing and distributing the Lincoln Fund prospectus, supplements to the prospectus, statements of additional information and supplements to the statements of additional information to Contract owners who have allocated net amounts to any subaccount investing in the Lincoln Fund.

18. Disclosures.

a. At least annually,         FUND DISTRIBUTOR or its designee shall provide the Trust with a PDF of the current prospectus and statement of additional information of the         Fund.

b. The Insurance Company or Trust (as applicable) may use such PDF described above to assist with the updating of any of the Contract prospectuses regarding the Lincoln Fund or related materials, with the expenses of such updating, including printing, to be borne by the Insurance Company.

c. Insurance Company or Trust (as applicable) shall bear the costs of registration of the Lincoln Fund’s shares, Accounts and Contracts, preparation of its prospectuses, statements of additional information, supplements to the prospectuses, supplements to the statements of additional information, proxy materials and annual and semi-annual shareholder reports, sales literature or other promotional material, printing and distributing such materials, sending all statements and notices required from it by any federal or state law, and paying all taxes on the issue or transfer of the Lincoln Fund’s shares or Contracts.

d. Variable Series Funds shall bear the costs of costs of registration of the         Fund’s shares, preparation of its prospectuses, statements of additional information, supplements to the prospectuses, supplements to the statements of additional information, proxy materials and annual and semi-annual shareholder reports, sales literature or other promotional material, printing and distributing such materials, sending all statements and notices required from it by any federal or state law, and paying all taxes on the issue or transfer of the         Fund’s shares.

19. Insurance Company, Trust and their affiliates shall make no representations concerning the         Fund’s shares except those contained in the then current registration statement of the         Fund, in such printed information subsequently issued on behalf of the         Fund or the other funds managed by         FUND ADVISER as supplemental to the appropriate fund prospectus or registration statement or in material approved by         FUND ADVISER or any of its affiliates.

20. Variable Series Funds,         FUND DISTRIBUTOR and their affiliates shall make no representations concerning the Trust’s shares or the Contracts except those contained in the then current registration statement of the Trust or the Contracts, in such printed information

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subsequently issued on behalf of the Trust or Insurance Company as supplemental to the appropriate fund prospectus or registration statement or in material approved by the Trust, Insurance Company or any of its affiliates.

21. Insurance Company and Trust each represents, warrants and covenants that investment by the Lincoln Fund in the         Fund will not prevent the applicability of look-through treatment under U.S. Treasury Regulations (“Treas. Reg.”) Section 1.817-5(f) to the assets of the         Fund.

22. Conflicts.

a. The parties acknowledge that shares of the         Fund may be made available for investment to other participating insurance companies. In such event, the Board of Variable Series Funds will monitor the         Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all participating insurance companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a participating insurance company to disregard the voting instructions of contract owners. The Board of Variable Series Funds shall promptly inform the Insurance Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

b. The Insurance Company agrees to promptly report any potential or existing conflicts of which it is aware to the Board of Variable Series Funds. The Insurance Company will assist the Board of Variable Series Funds in carrying out their responsibilities under the Mixed and Shared Funding Order by providing the Board of Variable Series Funds with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Insurance Company to disregard Contract owner voting instructions.

c. If it is determined by a majority of the Board of Variable Series Funds, or a majority of the Board of Variable Series Funds who are not affiliated with         FUND ADVISER or         FUND DISTRIBUTOR (the “Disinterested Directors”), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Insurance Company shall, in cooperation with other participating insurance companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Board of Variable Series Funds) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to the Lincoln Fund from the         Fund and reinvesting such assets in a different investment medium, including (but not limited to) another series of the Variable Series Funds, or submitting the question of

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whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

d. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the         Fund’s election, to withdraw the Lincoln Fund’s investment in the         Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the         Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until the end of such 30 day period, the         Fund shall continue to accept and implement orders by the Lincoln Fund for the purchase and redemption of shares.

e. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the Lincoln Fund’s investment in the         Fund and terminate this Agreement within 30 days after the Variable Series Funds on behalf of the         Fund informs the Insurance Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the         Fund shall continue to accept and implement orders by the Lincoln Fund for the purchase and redemption of shares.

f. For purposes of Paragraphs 22(c) through 22(e) of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Insurance Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Lincoln Fund’s investment in the         Fund and terminate this Agreement within 30 days after the Board of the Variable Series Funds informs the Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

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g. Upon request, the Insurance Company shall submit to the Board of the Variable Series Funds such reports, materials or data as the Board of the Variable Series Funds may reasonably request so that the Board of the Variable Series Funds may fully carry out the duties imposed upon them by the Mixed and Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board of the Variable Series Funds.

h. If and to the extent that (a) Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the application for the Mixed and Shared Funding Order, or (b) the Mixed and Shared Funding Order is granted on terms and conditions that differ from those set forth in this Paragraph 22, then the Variable Series Funds and/or the participating insurance companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Paragraph 22 to the terms and conditions contained in the Mixed and Shared Funding Order, as the case may be.

23.         FUND ADVISER represents, warrants and covenants that the         Fund is and will be adequately diversified in accordance with the requirements of Section 817(h) of the Code and Treas. Reg. Section 1.817-5, relating to the diversification requirements for variable annuity, endowment and life insurance contracts, as though such requirements directly applied to the             Fund.

24. Indemnification by Insurance Company.

a. Insurance Company agrees to indemnify and hold harmless the Variable Series Funds,         FUND ADVISER,         FUND DISTRIBUTOR, and each of their respective affiliates, Board, officers, employees and agents (collectively, the “Indemnified Parties” for purposes of this Paragraph 24), and each person, if any, who controls an Indemnified Party within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurance Company, which consent shall not be unreasonably withheld, delayed or conditioned) and expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may be subject under any statute, at common law or otherwise, insofar as such Losses arise as a result of Insurance Company’s:

1)	making untrue statements or untrue statements of any material facts in the registration statement, prospectus, or statement of additional information for the Contracts, or in the Contracts themselves the annual or semi-annual report to Contract Owners, sales literature or other promotional material generated or approved by the Insurance Company on behalf of the Contracts, the Accounts or the Lincoln Fund, or in the Contracts themselves (or any amendment or

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supplement to any of the foregoing) (collectively, “Insurance Company Documents” for the purposes of this Paragraph 24) or omitting material facts or the omitting of material facts required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to Insurance Company by or on behalf of the Fund or FUND DISTRIBUTOR for use in Insurance Company Documents or otherwise for use in connection with the sale of the Contracts or shares of the Fund;

2)	making untrue statements of material facts that the Variable Series Funds includes in its registration statement related to the Fund, prospectus, statement of additional information, annual or semi-annual report to shareholders, sales literature or other materials, or any amendment or supplement to any of the foregoing, provided the Variable Series Funds relies on information supplied by Insurance Company;

3)	unlawful conduct, bad faith, willful malfeasance, or gross negligence with respect to the sale of the Contracts, shares of the Lincoln Fund or shares of the Fund;

4)	failure to provide the services or furnish the materials required under the terms of this Agreement; or

5)	a breach of this Agreement or a representation, warranty, or covenant set forth in this Agreement (including, without limitation, a breach of Paragraph 13(j) hereof);

provided, however, that indemnification will not be provided hereunder for any such Losses that result from the willful misfeasance, bad faith or gross negligence of any of the Indemnified Parties or from the reckless disregard by those Indemnified Parties that are parties to this Agreement of their respective duties and obligations arising under this Agreement.

b. Trust agrees to indemnify and hold harmless the Indemnified Parties, and each person, if any, who controls an Indemnified Party within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Trust, which consent shall not be unreasonably withheld, delayed or conditioned) and expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may be subject under any statute, at common law or otherwise, insofar as such Losses arise as a result of Trust’s:

1)	making untrue statements or untrue statements of any material facts in Trust’s registration statement, prospectus, statement of additional information, annual or semi-annual report to shareholders or sales literature or other promotional

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material (or any amendment or supplement to any of the foregoing) (collectively, “Trust Documents” for the purposes of this Paragraph 24) or omitting material facts or the omitting of material facts required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Fund or FUND DISTRIBUTOR for use in Trust Documents or otherwise for use in connection with the sale of shares of the Lincoln Fund or shares of the Fund;

2)	making untrue statements of material facts that the Variable Series Funds includes in its registration statement, prospectus, statement of additional information, annual or semi-annual report to shareholders and sales literature or other materials, or any amendment or supplement to any of the foregoing, provided the Variable Series Funds relies on information supplied by Trust;

3)	unlawful conduct, bad faith, willful malfeasance, or gross negligence by Trust with respect to the sale of shares of the Lincoln Fund or shares of the Fund;

4)	failure to provide the services or furnish the materials required under the terms of this Agreement; or

5)	a breach of this Agreement or a representation, warranty or covenant set forth in this Agreement (including, without limitation, a breach of Paragraph 13(j) hereof);

provided, however, that indemnification will not be provided hereunder for any such Losses that result from the willful misfeasance, unlawful conduct, bad faith or gross negligence of any of the Indemnified Parties or from the reckless disregard by those Indemnified Parties that are parties to this Agreement of their respective duties and obligations arising under this Agreement.

25. Indemnification by         FUND ADVISER and         FUND DISTRIBUTOR.

a. Each of         FUND ADVISER and         FUND DISTRIBUTOR, jointly and severally, agrees to indemnify and hold harmless Insurance Company and Trust and each of their respective affiliates, Board, officers, employees and agents (collectively, the “Indemnified Parties” for purposes of this Paragraph 25), and each person, if any, who controls an Indemnified Party within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of         FUND ADVISER, which consent shall not be unreasonably withheld, delayed or conditioned) and expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may be subject under any statute, at common law or otherwise,

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insofar as such Losses arise as a result of             FUND ADVISER’s or the Variable Series Funds’ or             FUND DISTRIBUTOR’s:

1)	making untrue statements or untrue statements of any material facts in the registration statement, prospectus, statement of additional information, annual or semi-annual report or sales literature or other promotional material for the Variable Series Funds or the Fund provided to Insurance Company or Trust (or any amendment or supplement to any of the foregoing) (collectively, “Variable Series Fund Documents” for the purposes of this Paragraph 25) or omitting material facts or the omitting of material facts required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to Variable Series Funds or FUND DISTRIBUTOR by or on behalf of Insurance Company or Trust for use in Variable Series Fund Documents or otherwise for use in connection with the sale of the Contracts, shares of the Trust or shares of the Fund;

2)	making untrue statements of material facts about FUND ADVISER, the Variable Series Funds and/or the Fund that Insurance Company or Trust includes in its registration statement, prospectus, statement of additional information, annual or semi-annual report to shareholders, sales or other materials, or any amendment or supplement to any of the foregoing, provided Insurance Company or Trust relies on information supplied by Variable Series Funds, FUND ADVISER or FUND DISTRIBUTOR;

3)	unlawful conduct, bad faith, willful misfeasance, or gross negligence by FUND ADVISER, FUND DISTRIBUTOR or the Variable Series Funds with respect to the sale of shares of the Fund; or

4)	a material breach of this Agreement or any representation, warranty or covenant set forth in this Agreement;

provided, however, that indemnification will not be provided hereunder for any such Losses that result from the willful misfeasance, bad faith or gross negligence of any of the Indemnified Parties or from the reckless disregard by those Indemnified Parties that are parties to this Agreement of their respective duties and obligations arising under this Agreement.

b. There shall be no indemnification under this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified in writing the party or parties against whom indemnification is sought within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party or parties against whom indemnification is sought of any such claim shall not relieve any

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such party from any liability which it may have to the Indemnified Parties in the absence of the indemnification provisions of Paragraph 25 of this Agreement.

c. In case any action is brought against an Indemnified Party as described above, the applicable indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. Such indemnifying party shall also be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation. With respect to any claim, the parties shall each cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case. If a party is defending a claim and indemnifying the other party hereto, and: (a) a settlement proposal is made by the claimant or (b) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel’s recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within ten business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount. Regardless of which party is defending the claim, if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a “Specific Performance Settlement”), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described above in this Paragraph 25 shall not apply. The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys’ fees, costs and expenses.

26. Insurance Company or Trust shall be responsible for assuring that the Accounts calculate pass-through voting privileges of the Contract owners in a manner consistent with the Mixed and Shared Funding Order and the “Section 12(d)(1) Order” the Trust has received from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent

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necessary to permit the Lincoln Fund to invest in shares of the         Fund in excess of the limits in Sections 12(d)(1)(A) and (B) of the 1940 Act.

27. Each party hereto shall (i) cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the SEC, FINRA and state insurance regulators) and shall, in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby, (ii) permit such authorities reasonable access to its books and records and (iii) furnish the other party with such information in connection with this Agreement as it may reasonably request.

28. Termination.

a. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement may be terminated:

1)	at the option of Insurance Company, FUND ADVISER, FUND DISTRIBUTOR or the Variable Series Funds upon ten (10) calendar days’ prior written notice if a final, non-appealable, administrative or judicial decision is entered against a party which has a material impact on the Contracts;

2)	at the option of the Variable Series Funds or FUND DISTRIBUTOR, immediately upon written notice after institution of formal proceedings against Insurance Company or Trust by FINRA, the SEC, the insurance commission of any state or any other regulatory body (as applicable) that relate to the sales of the Contracts or the shares of the Lincoln Fund and that are reasonably expected to materially impair the ability of Insurance Company or Trust to meet and perform its obligations under this Agreement.

3)	at the option of Insurance Company or Trust, immediately upon written notice after institution of formal proceedings against the Variable Series Funds or FUND DISTRIBUTOR by FINRA, the SEC or any other regulatory body (as applicable) that relate to the sales of the shares of the Fund and that are reasonably expected to materially impair the ability of the Variable Series Funds or FUND DISTRIBUTOR to meet and perform its obligations under this Agreement.

4)	At the option of Insurance Company or Trust, upon thirty (30) calendar days’ prior written notice, if the shares of the Fund are not reasonably available for investment by the Lincoln Fund and if the Variable Series Funds upon written request fails to provide reasonable assurance that it will take action to cure such lack of availability;

5)	at the option of Insurance Company or Trust, immediately upon written notice if the Fund fails to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. Section 1.817-5, for treatment as a regulated

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investment company under Subchapter M of the Code or for look- through treatment under Treas. Reg. Section 1.817-5(f);

6)	at the option of Insurance Company, FUND DISTRIBUTOR or the Variable Series Funds, immediately upon written notice in the event the Lincoln Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Insurance Company;

7)	at the option of the Variable Series Funds or FUND DISTRIBUTOR, immediately upon written notice if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Variable Series Funds or FUND DISTRIBUTOR reasonably believes that the Contracts have failed to so qualify;

8)	at the option of the Variable Series Funds or FUND DISTRIBUTOR, immediately upon having a reasonable basis for believing that the following requirements have been met, if either shall determine, in its sole judgment exercised in good faith, that Insurance Company or Trust is in material breach of any material obligation under this Agreement and such breach shall continue unremedied for thirty (30) calendar days after receipt by all parties of notice in writing from Variable Series Funds or FUND DISTRIBUTOR of such breach;

9)	at the option of Insurance Company or Trust, immediately upon having a reasonable basis for believing that the following requirements have been met, if either shall determine, in its sole judgment exercised in good faith, that the Variable Series Funds or FUND DISTRIBUTOR is in material breach of any material obligation under this Agreement and such breach shall continue unremedied for thirty (30) calendar days after receipt by all parties of notice in writing from Insurance Company or Trust of such breach;

10)	by any party upon sixty (60) days written notice to the other parties;

11)	by mutual written agreement at any time.

12)	by the Variable Series Funds or FUND DISTRIBUTOR, at either’s option , immediately upon having a reasonable basis for believing that the following requirements have been met, if either the Variable Series Funds or FUND DISTRIBUTOR shall determine, in its sole judgment exercised in good faith, that either (1) the Insurance Company, the Trust or the Lincoln Fund shall have suffered a material adverse change in its business or financial condition, (2) the Insurance Company, the Trust or the Lincoln Fund shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Variable Series Funds or FUND DISTRIBUTOR.

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13)	This Agreement may be terminated at the option of the Insurance Company, the Trust or the Lincoln Fund, immediately upon having a reasonable basis for believing that the following requirements have been met, if the Insurance Company, the Trust or the Lincoln Fund shall determine, in its sole judgment exercised in good faith, that either the Variable Series Funds or FUND DISTRIBUTOR shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Insurance Company, the Trust or the Lincoln Fund.

b. Notwithstanding any termination of this Agreement, the Variable Series Funds will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the         Fund pursuant to the terms and conditions of this Agreement, for the Lincoln Fund with respect to all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Variable Series Funds and         FUND DISTRIBUTOR so agree to make additional         Fund shares available to the Lincoln Fund, the owners of the Existing Contracts will be permitted to reallocate investments in the Lincoln Fund (as in effect on such date), redeem investments in the Lincoln Fund and/or invest in the Lincoln Fund upon the making of additional purchase payments under the Existing Contracts.

c. The provisions of this Paragraph 28(c) and Paragraphs 14, 24-27, 29-32 and 37-42 shall survive the termination of this Agreement, and the provisions of Paragraphs 1-10, 12-13, 15-23 shall survive the termination of this Agreement as long as shares of the         Fund are held by the Lincoln Fund on behalf of Contract owners, except that the         Fund will be under no obligation to make additional shares available for purchase by the Lincoln Fund.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice pursuant to Paragraph 29 below.

29. All notices under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Variable Series Funds:

[Trust Name].

[address]

Attention: [Name and Title]

If to         FUND DISTRIBUTOR:

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[Company Name]

[address]

Attention: [Name and Title]

with a copy to:

[Company Name]

[address]

Attention: [Name and Title]

If to         FUND ADVISER:

[Company Name]

[address]

Attention: [Name and Title]

With a copy to:

[Company Name]

[address]

Attention: [Name and Title]

If to Insurance Company or Trust:

Kevin Adamson

Chief Operating Officer, Funds Management

Lincoln Variable Insurance Products Trust

1300 S. Clinton Street

Fort Wayne, Indiana 46801

With a copy to:

Jill Whitelaw, Esq.

Chief Counsel - Funds Management

Lincoln Investment Advisors Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

30. Obligations.

a. The obligations of Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders of Trust individually, but bind only the Lincoln Fund’s assets. When seeking satisfaction for any liability of Trust in respect of this Agreement,         FUND ADVISER, the Variable Series Funds and

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        FUND DISTRIBUTOR agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

b. The obligations of the Variable Series Funds or the         Fund under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders of the Variable Series Funds or the         Fund individually, but bind only the         Fund’s assets. When seeking satisfaction for any liability of the         Fund in respect of this Agreement, Trust and Insurance Company agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

31. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Delaware, without reference to any conflict of laws provisions thereof that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

32. This Agreement and the parties’ rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is null and void.

33.         FUND ADVISER represents and warrants that it has the right to license the “        ” name (the “Mark”) solely in connection with the Contracts and the Lincoln Fund and hereby grants each of Insurance Company and Trust the limited, non-exclusive, non-assignable, non-transferable right to use the Mark subject to Paragraph [9] herein. Insurance Company and Trust shall not be permitted to use any logos or other marks of         FUND ADVISER or its affiliates (“Fund Holding Company”), and Insurance Company and Trust shall be required to obtain         FUND ADVISER’s prior consent, which consent shall not be unreasonably withheld, delayed or conditioned, with respect to any type of use of the Mark. Insurance Company and Trust agree to use the Mark.

34. Ownership of the Mark shall remain with Fund Holding Company. Insurance Company and Trust shall not: (i) register or attempt to register any identical and/or deceptively similar domain name, trademark, service mark or trade name to the Mark either in the United States or in any country throughout the world; or (ii) challenge the rights of Fund Holding Company in the Mark. Insurance Company and Trust acknowledge that the Mark represents valuable goodwill of Fund Holding Company and its use shall inure to the benefit of Fund Holding Company. Any variations or derivative works of the Mark (including, without limitation, any stylization, colorization or design) shall be the sole and exclusive property of Fund Holding Company, regardless of who created the same; provided, that in no event shall Insurance Company or Trust stylize, colorize, utilize an associated design or create any variant or modification of the Mark without the prior written consent of         FUND ADVISER. To the extent the same does not automatically become the property of Fund Holding Company, Insurance Company and Trust hereby grant all right, title and interest in and to such variation or derivative work of the Mark (including, without limitation, any stylization, colorization or design) to Fund Holding Company,

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and Insurance Company and Trust agree to execute any documentation reasonably requested by Fund Holding Company to document the same.

35. To protect the value of the Mark, Insurance Company and Trust agree that         FUND ADVISER expressly reserves the right to inspect the quality of goods and services provided by Insurance Company and Trust under the Mark to ensure that such quality is maintained and for the purpose of maintaining Fund Holding Company’s rights in the Mark under applicable trademark laws. If         FUND ADVISER reasonably determines that it is necessary or desirable for Insurance Company and Trust to make changes in the use of the Mark in order to maintain the required quality,         FUND ADVISER shall so advise Insurance Company and Trust and they shall promptly review such proposals and implement them within a reasonable and mutually agreed timeframe. Without limiting the foregoing, Insurance Company and Trust shall fully comply with the trademark marking provisions, as applicable, of the intellectual property laws of the United States and, upon reasonable request of         FUND ADVISER, shall provide samples of the applicable materials containing the same.

36. Insurance Company’s and Trust’s rights to use the Mark under this Agreement shall immediately cease on the earlier of the termination of this Agreement or the expiration of this Agreement.

37. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

38. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

39. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

40. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

41. This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous understandings and agreements, both written and oral, with respect to such subject matter among the parties, including, without limitation, any agreements between the Insurance Company or Trust and [include here: any existing agreements between some or all of the parties to avoid merging them into this Agreement, including any existing FPAs and Service Agreements, as such other agreements may be amended from time to time].

42. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[NAME OF VARIABLE TRUST OF OUTSIDE FUND COMPANY], on behalf of its series, [Name of Series]

By:

Name:

Title:

[OUTSIDE FUND ADVISER]

By:

Name:

Title:

[OUTSIDE FUND DISTRIBUTOR]

By:

Name:

Title:

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:

Name:

Title:

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LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:

Name:

Title:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of its series,
[NAME OF LVIP RPM FUND]

By:

Name:

Title:

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Schedule A

[Attach: SHAREHOLDER INFORMATION AGREEMENT or similar 22c-2 Form of Agreement of Outside Fund Company]

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